EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Dollar Tree Stores, Inc.:


We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-92812, 33-92814, 33-92816 and 333-38735) of Dollar Tree Stores,
Inc. of our report dated January 20, 1998 relating to the consolidated balance sheets of Dollar Tree Stores, Inc. and subsidiaries as of December 31, 1996 and 1997 and the related consolidated income statements and statements of shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 which report appears herein.


 /s/ KPMG Peat Marwick LLP



Norfolk, Virginia
March 30, 1998